UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Beam Inc.

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FOR IMMEDIATE RELEASE

CONTACT
Media Relations	Investor Relations
Clarkson Hine	Tony Diaz
+1-847-444-7515	+1-847-444-7690
Clarkson.Hine@beamglobal.com	Tony.Diaz@beamglobal.com

BEAM SETS SPECIAL SHAREHOLDER MEETING FOR MARCH 25TH

TO VOTE ON ACQUISITION BY SUNTORY HOLDINGS

Deerfield, Illinois, February 19, 2014 – Beam Inc. (NYSE: BEAM) today announced that it will hold a special meeting of its shareholders on Tuesday, March 25, 2014 to consider and vote on the proposed acquisition of Beam by Suntory Holdings for $83.50 per share in cash. Subject to the receipt of necessary stockholder approval and regulatory clearance in the United States and the European Union, the companies now expect the transaction to close in April 2014.

“We continue to make progress towards completion of the transaction with Suntory Holdings, and we are working to ensure a smooth integration to create the world’s #3 premium spirits company,” said Matt Shattock, president and chief executive officer of Beam Inc.

As detailed in the definitive proxy statement related to the special meeting that Beam filed today with the U.S. Securities and Exchange Commission, Beam shareholders as of the close of business on February 18, 2014 are entitled to vote at the meeting. The special meeting will be held on March 25, 2014, at 11:00 a.m. Central Time, at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois.

The transaction was announced on January 13th and has been unanimously approved by each company’s board of directors.

* * *

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,200 passionate associates worldwide generated 2013 sales of $2.55 billion (excluding excise taxes), volume of 37 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those

BEAM SETS SPECIAL SHAREHOLDER MEETING FOR MARCH 25TH TO VOTE ON ACQUISITION BY SUNTORY HOLDINGS, PAGE 2

projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction with Suntory Holdings, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings instituted against Beam and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in Beam’s annual report on Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission (the “SEC”). Beam assumes no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Beam by Suntory. In connection with the proposed transaction, on February 19, 2014, Beam filed with the SEC a definitive proxy statement on Schedule 14A. Beam will commence dissemination of the definitive proxy statement to security holders on or about February 21, 2014. SECURITY HOLDERS OF BEAM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BEAM’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Beam free of charge from Beam’s website (www.beamglobal.com) under the tab “Investors” and then under the heading “Investor Info – SEC Documents.” In addition, the definitive proxy statement and other documents filed by Beam with the SEC may be obtained from Beam free of charge by directing a request to Beam Inc., Office of the Secretary, 510 Lake Cook Road, Deerfield, Illinois 60015 or (847) 948-8888.

Participants in Solicitation

Beam and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Beam common stock in respect of the proposed transaction. Security holders may obtain information regarding Beam and its directors and executive officers, including their respective names, affiliations and interests, in Beam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 18, 2014, and its definitive proxy statement for its 2013 annual

BEAM SETS SPECIAL SHAREHOLDER MEETING FOR MARCH 25TH TO VOTE ON ACQUISITION BY SUNTORY HOLDINGS, PAGE 3

meeting of stockholders, which was filed with the SEC on March 12, 2013. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed transaction and other relevant materials filed with the SEC.

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